SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K/A



                                  CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):  February 9, 2000
                                                       ----------------


                               UNITRONIX CORPORATION
                               ---------------------
              (Exact name of Registrant as specified in its charter)


                                     NEW JERSEY
                                     ----------
          (State or other jurisdiction of incorporation or organization)


            0-17080                                          22-2086851
  ------------------------                                -----------------
  (Commission File Number)                                (I.R.S. Employer
                                                         Identification No.)


     One Newbury Street, Peabody, MA                           01960
     -------------------------------                           -----
  (Address of Principal Executive Offices)                    (Zip Code)


      Registrant's telephone number, including area code: (978) 535-3912
                                                          --------------


                                       N/A
                                       ---
                                  Former Address







                                     1


                             UNITRONIX CORPORATI0N

This filing is an amendment to the Form 8-K that was filed on February 24, 2000.

The purpose of this filing is add electronic copies of three exhibits to the February 24 filing that were originally filed on paper pursuant to a temporary hardship exemption.


















































                                     2


                          INDEX TO EXHIBITS

EXHIBIT
-------

2.1 Operating Agreement, dated September 24, 1999, of Geotronix, LLC and Amendment Thereto Changing Name of Geotronix, LLC to Interactive Mining Technologies, LLC

2.2 Purchase and Sale Agreement, dated January 31, 2000, by and between G.E. Jones Enterprises, Ltd. and EnerSource Mapping, Inc.

20.1 Press Release Announcing Formation of EnerSource Mapping, Inc. and Acquisition of the Mapping Assets of G.E. Jones Enterprises, Ltd.











































                                  3

                                EXHIBIT 2.1
                                -----------

                             OPERATING AGREEMENT
                                      OF
                                GEOTRONIX, LLC

THIS OPERATING AGREEMENT of Geotronix, LLC (the "Company"), a limited liability company organized pursuant to the South Carolina Limited Liability Company Act, is executed effective as of September 24, 1999, by and among the Company and the Persons executing this Agreement as the Members and Managers.

FORMATION OF THE COMPANY
1.01 Formation. The Company was formed on September 24, 1999, upon the filing with the Secretary of State of the Articles of Organization of the Company. In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the rights and obligations of the parties and the administration and termination of the Company shall be governed by this Agreement, the Articles of Organization and the Act.

1.02 Name. The name of the Company is Geotronix, LLC. The Managers may change the name of the Company from time to time as they deem advisable, pro-vided appropriate amendments to this Agreement and the Articles of Organization and necessary filings under the Act are first obtained.

1.03 Registered Office and Registered Agent. The Company's registered office within the State of South Carolina and its registered agent at such address shall be as determined from time to time by the Managers.

1.04 Principal Place of Business. The principal place of business of the Company within the State of South Carolina shall be at such place or places as the Managers may from time to time deem necessary or advisable.
Purposes and Powers.
     (a) The purpose and business of the Company shall be to develop, test, utilize, market and sell certain application software related to mineral exploration using a predictive approach, together with any other lawful bus-iness for which limited liability companies may be organized under the Act. The first phase of the project to be undertaken will concentrate on volcanogenic hosted massive sulfide ("VMS") deposits (the software being thus developed is hereinafter referred to as the "Software Project"). The application software (including source and object code and associated procedural code and related textural material, together with the user and technical documentation thereto) which is to be developed under and as a result of the Software Project shall be referred to herein as the "Project Results".
     (b) The Company shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be legally exercised by limited liability companies under the Act.

1.06 Term. The Company shall continue in existence until the close of the Company's business on December 31, 2050, as specified in the Company's Articles of Organization, unless the Company is earlier dissolved and its affairs wound up in accordance with the provisions of this Agreement or the Act.

1.07 Nature of Members' Interests. The interests of the Members in the Comp-any shall be personal property for all purposes. Legal title to all Company assets, including, without limitation, all Project Results, trademarks, copy-rights, patents, and other intellectual properties associated with the Software Project and the Project results, shall be held in the name of the Company.
No Member shall have any right, title or interest in or to any Company property or the right to partition any Property owned by the Company.

                          ARTICLE II - DEFINITIONS
2.01 Definitions. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):
     "Act" means the South Carolina Limited Liability Company Act, as amended from time to time.
     "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:
     (i) Credit to such Capital Account any amounts to which such Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
     (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of the
Treasury Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.
     "Adjusted Capital Contributions" means, as of any day, a Member's Capital Contributions adjusted as follows:
     (i) Increased by the amount of any Company liabilities which, in connection with Distributions, are assumed by such Member or are secured by any Company Property distributed to such Member, and
     (ii) Reduced by the amount of cash and the Gross Asset Value of any Company Property distributed to such Member and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

     In the event a Member transfers all or any portion of such Member's Membership Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Adjusted Capital Contribution of the transferor to the extent it relates to the transferred Membership Interest or portion thereof.

     "Affiliate" of a specified Person means (i) any Person directly or indirectly controlling, controlled by or under common control with the specified Person; (ii) any Person owning or controlling ten percent or more of the outstanding voting securities of the specified Person; (iii) any officer, director or partner of the specified Person; or (iv) if the specified Person is an officer, director or partner, any entity for which the specified Person acts in such capacity.
     "Agreement" means this Operating Agreement, as amended from time to time.

     "Articles of Organization" means the Articles of Organization of the Company filed with the Secretary of State, as amended or restated from time to time.
     "Capital Account" means, with respect to any Member, the capital account maintained for such Member in accordance with Section 5.05 of this Agreement.
     "Capital Contribution" means all contributions of cash or property
(valued for this purpose at initial Gross Asset Value) made by a Member or the Member's predecessor in interest.
     "Capital Transaction" means any transactions undertaken by the Company or by any entity in which the Company owns an interest, which, were it to generate proceeds, would produce Company Sales Proceeds or Company Refinancing Proceeds.
     "Code" means the Internal Revenue Code of 1986, as amended from time to time (and any corresponding provisions of succeeding law).
     "Company Cash Flow" for any period means the excess, if any, of (A) the sum of (i) all gross receipts from any source for such period, other than from Company loans, Capital Transactions and Capital Contributions, and (ii) any funds released by the Company from previously established reserves, over (B) the sum of (i) all cash expenses paid by the Company for such period (including any compensation to the Managers and their Affiliates); (ii) all amounts paid by the Company in such period on account of the amortization of the principal of any debts or liabilities of the Company (including loans from any Member);
(iii) capital expenditures of the Company; and (iv) a reasonable reserve for future expenditures; provided, however, that the amounts referred to in (B) (i),
(ii) and (iii) above shall be taken into account only to the extent not funded by Capital Contributions, loans or paid out of previously established reserves. Such term shall also include all other funds deemed available for distribution and designated as Company Cash Flow by the Managers.
     "Company Minimum Gain" means gain as defined in Treasury Regulations
Section 1.704-2(d).
     "Company Refinancing Proceeds" means the cash realized from the financing or refinancing of all or any portion of the Property or other Company assets, less the retirement of any related mortgage loans and the payment of all expenses relating to the transaction and a reasonable reserve for future expenditures.
     "Company Sales Proceeds" means the cash realized from the sale, exchange, condemnation, casualty or other disposition of all or any portion of the Property or other Company assets, less the retirement of any related mortgage loans and the payment of all expenses relating to the transaction and a reasonable reserve for future expenditures as provided by Section 11.03.
     "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managers.

     "Disinterested Member" means a Member who is not related (within the meaning of Section 267(b) of the Code or Section 707(b)(1) of the Code) to either the Member whose Membership Interest is to be transferred as provided in
Article VIII or the proposed transferee of such Membership Interest. "Distribution" means any money or other property distributed to a Member with respect to the Member's Membership Interest, but shall not include any payment to a Member for materials or services rendered nor any reimbursement to a Member for expenses permitted in accordance with this Agreement.
     "Encumbrance" means any lien, pledge, encumbrance, collateral assignment or hypothecation.
     "Fiscal Year" means an annual accounting period ending December 31 of each year during the term of the Company, unless otherwise specified by the Managers.
     "Gains from Capital Transactions" means the gains realized by the Company as a result of or upon any sale, exchange, condemnation or other disposition of capital assets of the Company or any entity in which the Company shall own an interest (which assets shall include Code Section 1231 assets and all real and personal property) or as a result of or upon the damage to or destruction of such capital assets.
     "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:
     (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Managers;
     (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers, as of the following times: (i) the acquisition of an additional interest in the Company (other than upon the initial formation of the Company) by any new or existing Member in exchange for more than a de minimis Capital Contribution;
(ii) the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; and
(iii) the liquidation of the Company within the meaning of Treasury Regulations
Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i) and (ii) above shall be made only if the Managers reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;
     (c) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managers, provided that, if the distributee is a Manager, the determination of the fair market value of the distributed asset shall be determined by appraisal; and
     (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subsections
(vi) of the definition of Profits and Losses herein; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) hereof to the extent the Managers determine that an adjustment pursuant to subsection
(b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a), subsection (b), or subsection (d) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Gains from Capital Transactions or Losses.
     "Majority of Managers" means a combination of Managers constituting more than fifty percent (50%) of the number of Managers then elected and qualified.
     "Majority in Interest" means a combination of any Members who, in the aggregate, own more than fifty percent of the Membership Interests of all Members.
     "Manager" means each Person executing this Agreement as a Manager, any other Person that succeeds such Manager or any other Person elected to act as Manager of the Company as provided in this Agreement. "Managers" refers to such Persons as a group.
     "Member" means each Person designated as a member of the Company on
Schedule I hereto or any other Person admitted as a member of the Company in accordance with this Agreement or the Act. "Members" refers to such Persons as a group.
     "Membership Interest" means all of a Member's rights in the Company, including without limitation, the Member's share of the Profits and Losses of the Company, the right to receive distributions of the Company's assets, any right to vote and any right to participate in the management of the Company as provided in the Act and this Agreement.
     "Percentage Interest" means the percentage which the Capital
Contributions of a Member to the Company bears to the Capital Contributions of all Members. The initial Capital Contribution of each Member is set forth opposite such Member's name on Schedule I hereto.
     "Person" means an individual, a trust, an estate, a domestic corporation, a foreign corporation, a professional corporation, a partnership, a limited partnership, a limited liability company, a foreign limited liability company, an unincorporated association or another entity.
     "Profits" and "Losses" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such year or period (excluding Gains from Capital Transactions), determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
     (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition (excluding Gains from Capital Transactions) shall be added to such taxable income or loss;
     (ii)  Any expenditures of the Company described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss;
     (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to Subsection (b) or (c) of the definition of Gross Asset Value hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

     (iv) Gain or loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;
     (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of Depreciation set out hereof;
     (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses;
     (vii) Notwithstanding any other provision of this definition of Profits and Losses, any items which are specially allocated pursuant to Article VI hereof shall not be taken into account in computing Profits or Losses.
The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Article VI hereof shall be determined by applying rules analogous to those set forth in Sections (i) through (vii) above.
     "Property" means (i) any and all property acquired by the Company, real and/or personal (including, without limitation, intangible property) and (ii) any and all of the improvements constructed on any real property.
     "Secretary of State" means the Secretary of State of South Carolina.
     "Tax Matters Partner" means such Member designated as the "tax matters partner," as that term is defined in the Code and Treasury Regulation.
     "Transfer" means sell, assign, transfer, lease or otherwise dispose of property, including without limitation an interest in the Company.
     "Treasury Regulations" means the Income Tax Regulations and
Temporary Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                ARTICLE III - MANAGEMENT OF THE COMPANY
     3.01 The Managers. Except as otherwise may be expressly provided in this Agreement, the Articles of Organization or the Act, all decisions with respect to the management of the business and affairs of the Company shall be made by action of a Majority of the Managers taken at a meeting or evidenced by a written consent executed by a Majority of the Managers. Meetings of the Managers may be held on such terms and after such notice as the Managers may establish. The Managers shall have full and complete authority, power and discretion to manage and control the business of the Company, to make all decisions regarding those matters and to perform any and all other acts customary or incident to the management of the Company's business, except those acts as to which approval by the Members is expressly required by the Articles of Organization, this Agreement, the Act or other applicable law. The Managers may delegate responsibility for the day-to-day management of the Company to any individual Manager or Person retained by the Managers who shall have and exercise on behalf of the Company all powers and rights necessary or convenient to carry out such management responsibilities.
     3.02 Limitations on Power and Authority of Managers. Without the consent of all the Members, the Managers shall have no authority to do any of the following:
     (a)  Any act in contravention of this Agreement;
     (b) Any act which would make it impossible to carry on the ordinary business of the Company;
     (c) Possess Property of the Company or assign the Company's rights in specific Property for other than Company purposes; or
(d) Take any action which requires the consent of a designated requisite majority of Members under Section 4.04 or any other Section of this Agreement, until such consent has been obtained through a procedure authorized hereunder.

     3.03 Compensation and Expenses. The Managers shall not receive any compensation from the Company for serving as Managers, but the Company will reimburse Managers for expenses incurred by the Managers in connection with their service to the Company. Nothing contained in this Section 3.03 is intended to affect the Percentage Interests of Managers who are also Members or the amounts that may be payable to the Managers by reason of their respective Percentage Interests.

     3.04 Indemnification of Managers. The Company shall indemnify the Managers to the fullest extent permitted or required by the Act, as amended from time to time, and the Company may advance expenses incurred by a Manager upon the approval of the remaining Managers and the receipt by the Company of the signed statement of such Manager agreeing to reimburse the Company for such advance in the event it is ultimately determined that such Manager is not entitled to be indemnified by the Company against such expenses. The provisions of this Section 3.04 shall apply also to any Person to whom the Managers have delegated management authority as provided in Section 3.01, whether or not such Person is a Manager or Member.

     3.05 Limitation on Liability. No Manager of the Company shall be liable to the Company for monetary damages for an act or omission in such Person's capacity as a Manager, except as provided in the Act for (i) acts or omissions which a Manager knew at the time of the acts or omissions were clearly in conflict with the interests of the Company; (ii) any transaction from which a Manager derived an improper personal benefit; or (iii) acts or omissions occurring prior to the date this provision becomes effective. If the Act is amended to authorize further elimination of or limitations on the liability of Managers, then the liability of the Managers shall be eliminated or limited to the fullest extent permitted by the Act as so amended. Any repeal or modification of this Section shall not adversely affect the right or protection of a Manager existing at the time of such repeal or modification. The provisions of this Section 3.05 shall apply also to any Person to whom the Managers have delegated management authority as provided in Section 3.01, whether or not such Person is a Manager or Member.

     3.06 Liability for Return of Capital Contribution. The Managers shall not be liable for the return of the Capital Contributions of the Members, and upon dissolution, the Members shall look solely to the assets of the Company.

              ARTICLE IV - RIGHTS AND OBLIGATIONS OF MEMBERS
     4.01 Names and Addresses of Member. The names, addresses and Membership Interests of the Members are as reflected in Schedule I attached and incorporated by reference, which Schedule shall be as amended by the Company as of the effectiveness of any transfer or subsequent issuance of any Membership Interest.

     4.02 No Management by Members. The Members in their capacity as Members shall not take part in the management or control of the business, nor transact any business for the Company, nor shall they have power to sign for or to bind the Company.

     4.03 Election of Managers. The number of Persons initially serving as Managers of the Company shall be five (5). The Members hereby elect the following Persons to serve as Managers, effective as of the effective date of this Agreement:

Unitronix Group                      Goldsat Group
---------------                      -------------
Jack Shaw                            A. Lewis Moran
Mary L. Ready                        Robert J. Livingston
Howard Morgan

The Members shall have the power by the action of a Majority in Interest to elect a Person to serve as a Manager to replace any Manager no longer able to serve in such capacity due to such Manager's death, resignation or the vote of a
Majority in Interest of the Members to remove such Manager.   Notwithstanding
the above, three (3) of the five (5) Managers must be selected from nominees submitted by Unitronix Corporation, so long as Unitronix Corporation is a Member; and two (2) Managers must be selected from nominees submitted by Goldsat Mining, Inc., so long as it is a Member of the Company. If the party given the responsibility for nominating a perspective Manager shall submit only one nominee for a Manager slot, either in the initial selection or in the selection of a replacement, then that nominee shall automatically be elected for that slot. Except as otherwise stated herein, the vote or consent of a simple majority of the Managers shall be sufficient to authorize the Managers, or anyone of them, to take actions on behalf of the Company.

     4.04 Action by Members. Any action to be taken by the Members under the Act or this Agreement may be taken (i) at a meeting of Members held on such terms, and after such notice as the Managers may establish; provided, however, that notice of a meeting of Members must be given to all Members entitled to vote at the meeting at least five (5) days before the date of the meeting or
(ii) by written action of a Majority in Interest of the Members; provided that actions requiring more than a simple Majority in Interest require the vote or written consent of the appropriate requisite number of Members. Any action requiring the consent of all Members under this Agreement, the Act or other applicable law taken by written action must be signed by all Members. A Member may vote in person or by written proxy filed with the Company before or at the time of the meeting. No notice need be given of action proposed to be taken by written action, or an approval given by written action, unless specifically required by this Agreement, the Act or other applicable law. Such written actions must be kept with the records of the Company.

     4.05 Action by Super-Majority of Members. The following actions may not be taken by the Company, nor by any Manager acting on behalf of the Company, without first obtaining the consent (pursuant to one of the procedures set forth in Section 4.04 above) of Members owning at least two-thirds (2/3) of the Membership Interest of all Members (hereinafter referred to as a "Super-Majority"):
     (a)  Amendments to this Agreement.
     (b) Commitments for expenditures over $15,000 (CDN) which are not specifically provided for in the current Annual Budget previously approved by the Managers.
     (c)  Appointment or removal of an independent auditor.
     (d)  Removal of a Manager.
     (e) Approval of loans to or from, or any other contractual arrangements with, Managers and employees of the Company.
     (f) Entering into any indebtedness not specifically called for in an approved Annual Budget.
     (g) Subjecting any assets of the Company to any liens, including mortgages, security interests, pledges, or collateral mortgages, to secure any indebtedness of the Company or of any other party.
     (i) Sale of any assets of the Company, except as may be effected in the ordinary course of business pursuant to a standing resolution or prior authority approved or given by a Super-Majority of Members.

     4.06 Limited Liability. The Members shall not be required to make any contribution to the capital of the Company except as set forth in Article V, nor shall the Members in their capacity as such be bound by, or personally liable for, any expense, liability or obligation of the Company except to the extent of their interest in the Company and the obligation to return Distributions made to them under certain circumstances as required by the Act. The Members shall be under no obligation to restore a deficit capital account upon the dissolution of the Company or the liquidation of any of their Membership Interests.

     4.07 Bankruptcy or Incapacity of a Member. A Member shall cease to have any power as a Member or a Manager, any voting rights or rights of approval hereunder upon death, bankruptcy, insolvency, dissolution, assignment for the benefit of creditors or legal incapacity; and each Member, its personal representative, estate or successor upon the occurrence of any such event shall have only the rights, powers and privileges of a transferee enumerated in
Section 8.04 and shall be liable for all obligations of such Member under this Agreement. In no event, however, shall a personal representative or successor become a substitute Member unless the requirements of Section 8.03 are satisfied.

                ARTICLE V - CAPITAL CONTRIBUTIONS AND LOANS
     5.01 Initial Capital Contributions. Contemporaneously with the execution of this Agreement, the Members have each contributed cash to the Company in the respective amounts set forth as the initial Capital Contribution opposite their names on Schedule I attached hereto. The Members named herein shall also make the following additional Capital Contributions:
     (a) Unitronix Corporation has or will venture into an Agreement with MIR Teledetection, Inc. ("MIR") pursuant to which that company will provide services and expertise which are essential to the Software Project. Unitronix Corporation will assign all of its interests under said contract with MIR to the Company and the Company will assume all of the obligations of Unitronix thereunder. Unitronix will also provide the funds required to build a model as specified in a proposal submitted by MIR and reflected in a projected budget prepared by MIR and attached to this Agreement as Schedule II. As reflected in said budget, the obligation of Unotronix for services, supplies, and sales taxes required to build said model, will not exceed $137,000 (CDN). Unitronix will also provide up to $28,000 (CDN) for salaries and expenses for Phase I of the project, including the fees to be paid to John Harvey, who will be retained by the company in connection with the development of the Software Project. Additionally, Unitronix will provide services from its own employees and independent contractors to perform the following: (i) project management, (ii) quality assurance testing, (iii) accounting and office management, (iv) preliminary market research, (v) periodic financial and project reporting, (vi) other duties assigned by the Managers. The Members agree and stipulate that the value of these services over a four (4) month period will be $125,000 (CDN). Altogether, the obligation of Unitronix for Initial Capital Contributions during the above-described phase of the Software Project (hereinafter referred to as "Phase I") will be $280,000 (CDN). Unless Unitronix exercises its early termination option, as set forth below in Section 5.06, then Unitronix will make an additional contribution of $470,000 (CDN), to be made at such times and in such increments as may be called for by the Managers.
     (b) As its additional Capital Contribution, Goldsat Mining, Inc. will assign, deed, and transfer to the Company an undivided 67% interest in certain real properties identified as the Dalet and Daniel properties, located in the Dalet and Mazarin Townships in Northwestern Quebec, together will all geological and engineering studies performed on said properties (subject only to existing net smelter interest). A legal description of each of these two (2) properties is attached to this Agreement as Schedule III. This contribution will be consummated by Goldsat not later than ten (10) days after the execution of this Agreement by the registering of such transfer in the offices of the Ministere Des Resources Naturelles (Quebec), and any and all other public records which may be necessary to complete and to give public notice of such transfer.
Goldsat will also be responsible for maintaining these properties in good standing at all times throughout the period of the Company's ownership thereof.
     Goldsat will also make available to the Company the services of Dr. Marcel Morin, and shall pay all compensation of Dr. Morin. This contribution will include all existing maps and data sets for the Dalet, Bathurst and Noranda properties and will provide property management on the Dalet property. Goldsat will also fund all costs associated with the preparation of the Dalet property as a test site and all other costs associated with preparing the property for the drilling campaign required to test the Software Project. In the event that

Dr. Morin or any of the materials described above shall be deemed by MIR Teledetection to be insufficient for Phase I purposes, Goldsat will also fund the cost of his replacement and any missing maps or datasets needed in Phase I.
     (c)The Members have agreed that the total gross value of the additional Capital Contributions to be made by Goldsat under Section 5.01(b) are valued at $500,000 (CDN). By separate agreement, the Managers have allocated specific dollar values to various components of Goldsat's initial Capital Contributions.

     5.02 Additional Funds. In the event that the Managers determine at any time (or from time to time) that additional funds are required by the Company for or in respect of its business or to pay any of its obligations, expenses, costs, liabilities or expenditures (including, without limitation, any operating deficits), then the Managers, subject to approval requirements set forth in
Article IV, may borrow all or part of such additional funds on behalf of the Company, with interest payable at then-prevailing rates, from one or more of the Members or from commercial banks, savings and loan associations or other commercial lending institutions.

     5.03 Mandatory Capital Calls. If the Managers determine that additional funds are required for the purposes set forth in Section 5.02 of this Agreement and that all or any portion of such additional funds should be contributed to the Company as supplemental Capital Contributions (over and above the initial and additional Capital Contributions called for under Section 5.01), a Majority of Managers may require that the Members make supplemental Capital Contributions (hereinafter referred to as "Capital Calls"). All Capital Calls shall be required in amounts which are as proportionate to the respective Interests of the Members as set forth on Schedule I (or as such Schedule may be subsequently amended). In the event that any Member shall fail to make all or any portion of a Capital Call, then the non-defaulting Member or Members may contribute all or any part of the deficit amounts. The default by a Member in its obligation to make any Capital Call shall result in a reduction in the Membership Interest of such defaulting Member and a corresponding increase in the Membership Interests of those Members who contribute their required share of the Capital Call. The Membership Interests of a defaulting Member shall be reduced by one (1%) percent for each $50,000 (CDN) which such Member failed to make; and each such percentage point shall be reallocated among the Members who complied with their obligations, prorata according to the relative Membership Interest of those Members. Moreover, if any other Member shall make up the deficit created by the defaulting Member, then such contributing Member shall receive an additional one (1%) percent of the defaulting Member's Membership Interest for each $50,000
(CDN) so contributed. In the event the Membership Interests of any defaulting Member shall be reduced by as much as ten (10%) percent (for instance, from fifty (50%) percent to forty (40%) percent), then that Capital Member will lose its power to control the selection of one Manager (as described in Section 4.03), and shall immediately select which Manager must resign as a consequence of such reduction. In the event the total Membership Interest of either of the Members which have such power shall be reduced to ten (10%) percent or less by reason of the reductions described above, then that Member shall no longer have the power to designate any Manager. In that event, the Manager or Managers previously nominated by such Capital Member shall be deemed to have resigned and the other Member having such appointive powers shall select a replacement.

     5.04 No Interest on Capital Contributions. No interest shall be paid on any contribution to the capital of the Company. In the event the Managers shall agree to accept a loan from any Member, then such loan shall bear interest at the rate of Wall Street Journal Prime plus 2%; and the Managers shall have the option of securing such loan with mortgages, security interests, or pledges of all or any selected assets of the Company.

     5.05 Capital Accounts. A Capital Account shall be established for each Member and shall be credited with each Member's initial and any additional Capital Contributions. Except as specifically stated herein, all contributions of property to the Company by a Member shall be valued and credited to the Member's Capital Account at such property's Gross Asset Value on the date of contribution. All distributions of property to a Member by the Company shall be valued and debited against such Member's Capital Account at such property's Gross Asset Value on the date of distribution. Each Member's Capital Account shall at all times be determined and maintained pursuant to the principles of this Section 5.05 and Treasury Regulations Section 1.704-1(b)(2)(iv). Each Member's Capital Account shall be increased in accordance with such Regulations by:
     (i)  The amount of Profits allocated to the Member pursuant to this
Agreement;
     (ii) The amount of all Gains From Capital Transactions allocated to the Member pursuant to this Agreement; and
     (iii) The amount of any Company liabilities assumed by the Member or which are secured by any Company Property distributed to such Member.

Each Member's capital account shall be decreased in accordance with such Regulations by:
     (i)  The amount of Losses allocated to the Member pursuant to this
Agreement;
     (ii) The amount of Company Cash Flow distributed to the Member pursuant to this Agreement;
     (iii) The amount of Company Sales Proceeds and Company Refinancing Proceeds distributed to the Member pursuant to this Agreement; and
     (iv) The amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by such Member to the Company.
     In addition, each Member's Capital Account shall be subject to such other adjustments as may be required in order to comply with the capital account maintenance requirements of Section 704(b) of the Code.
     In the event that the Managers shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members), are computed in order to comply with such Treasury Regulations, the Managers may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member upon dissolution of the Company. The Managers also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 704-1(b).

     5.06 Early Termination of the Project. Upon the completion of Phase I of the Project, Unitronix shall have the exclusive right to elect to discontinue its involvement in the Project. This option is exercisable if it is determined by an independent VMS expert, selected from a list of three Persons previously approved by all Members and attached hereto as Schedule IV, that the Project will not produce a software product which is unique and commercially feasible. In order to exercise the option, Unitronix must provide written notice to all other Members of its decision not later than ten (10) business days after receipt of such independent evaluation. If Unitronix elects to terminate its involvement as stated above, then Goldsat shall have the right to acquire Unitronix' Membership Interest for an amount equal to Unitronix' Capital Contributions to the Company through the date of such election, together with any documented costs paid by Unitronix in connection with its involvement in the Company through said date. If Goldsat elects to exercise its option to acquire Unitronix Membership Interest, it must communicate such decision, and pay the full price thereof, within ten (10) business days of notification by Unitronix of its election to terminate. Unless Goldsat elects to purchase Unitronix Interest and pays full price thereof as provided above, then all Project Results developed in Phase I of the Project will be transferred by the Company to Unitronix or its designee. In that event, (i) the Company will transfer back to Goldsat the interest in the Dalet and Daniel properties previously transferred to the Company in accordance with this Agreement; and (ii) in addition to the Project Results, Unitronix will receive from the Company all intellectual properties, licenses, patents, software, personal property, and all other assets and properties of the Company of all types, with the exception of the interests in the Dalet and Daniel Properties.

     If Unitronix does not exercise its option to terminate at the end of Phase I, then Unitronix and Goldsat will proceed diligently to effect a merger, or similar amalgamation, into a single entity. To that end, the Managers shall retain the services of an investment banker to determine the value of Unitronix and of Goldsat and to make recommendations as to the terms of such a merger or amalgamation, as soon as possible after the expiration of Unitronixs' option to terminate.

                   ARTICLE VI - ALLOCATIONS, ELECTIONS AND REPORTS
     6.01  Profits and Losses.
     (a) Except as otherwise provided herein, Profits and Losses of the Company and all items of tax credit and tax preference shall be allocated among the Members in accordance with their respective Percentage Interests. In the event the Percentage Interests vary during any Fiscal Year, Profits and Losses and all items of tax credit and tax preference for such Fiscal Year shall be allocated among the Members on a daily basis in accordance with their varying Percentage Interests during the Fiscal Year.
     (b) Losses allocated pursuant to this Section 6.01 shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account

Deficits as a consequence of an allocation of Losses pursuant to this
Section 6.01, the limitation set forth in this Section 6.01 shall be applied on a Member by Member basis so as to allocate the maximum possible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

     6.02 Allocations Between Transferor and Transferee. In the event of the transfer of all or any part of a Member's Membership Interest (in accordance with the provisions of this Agreement) at any time other than at the end of a Fiscal Year, or the admission of a new Member (in accordance with the terms of this Agreement), the transferring Member or new Member's share of the Company's income, gain, loss, deductions and credits, as computed both for accounting purposes and for federal income tax purposes, shall be allocated between the transferor Member and the transferee Member, or the new Member and the other Members, as the case may be, in the same ratio as the number of days in such Fiscal Year before and after the date of the transfer or admission; provided, however, that if there has been a sale or other disposition of the assets of the Company (or any part thereof) during such Fiscal Year, then upon the mutual agreement of all the Members (excluding the new Member and the transferring Member), the Company shall treat the periods before and after the date of the transfer or admission as separate Fiscal Years and allocate the Company's net income, gain, net loss, deductions and credits for each of such deemed separate Fiscal Years. Notwithstanding the foregoing, the Company's "allocable cash basis items," as that term is used in Section 706(d)(2)(B) of the Code, shall be allocated as required by Section 706(d)(2) of the Code and the Treasury Regulations thereunder.

     6.03 Gains from Capital Transactions. Gains from Capital Transactions during any Fiscal Year shall be allocated as follows:
     (a) First, to those Members whose Capital Accounts immediately prior to the Capital Transaction were negative, in an amount sufficient to increase the Capital Accounts to zero, but in the event sufficient gain is not recognized to do so, then among them pro rata in proportion to their negative Capital Accounts;
     (b) Second, to the Members in an amount equal to the difference between the Company Sales Proceeds to be distributed to each of the Members as provided in Section 7.03 and the Capital Accounts of each respective Member as adjusted (if necessary) by paragraph (a) above, but in the event sufficient gain is not recognized to do so, then among the Members in an amount which, when credited to the Capital Accounts of the Members, results in the Members' Capital Accounts' bearing the same ratio to one another as the ratio of the distribution of Company Sales Proceeds to each of the Members, as provided in Section 7.03; and thereafter
     (c) Any remaining gain shall be allocated among the Members in accordance with their respective Percentage Interests as of the date of the Capital Transaction giving rise to the gain.

     6.04 Contributed Property. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value at the time of contribution.
     In the event the Gross Asset Value of any Company asset is adjusted pursuant to Section 2.01 hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.
     Any elections or other decisions relating to such allocations shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 6.04 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or Distributions pursuant to any provision of this Agreement.

     6.05 Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f) and 1.704-2(j)(2). This Section 6.05 is intended to comply with the minimum gain chargeback requirement in Treasury Regulation 1.704-2(f) and shall be interpreted consistently therewith.

     6.06. Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution as described in Treasury Regulations
Section 1.704-1(b)(2)(ii)(d)(4) through (6) which causes or increases a deficit capital account balance in such Member's Capital Account (as determined in accordance with such Regulations) items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.06 shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VI have been tentatively made as if this Section 6.06 were not in the Agreement. This provision is intended to be a "qualified income offset," as defined in Treasury Regulation Section 1.704-1(b)(2)(ii)(d), such Regulations being specifically incorporated herein by reference.

     6.07 Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Company Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.07 shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VI have been tentatively made as if this Section 6.07 and Section 6.06 hereof were not in this Agreement.

     6.08 Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

     6.09  Curative Allocations.  The allocations set forth above in this
Article VI hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 6.09. Therefore, notwithstanding any other provision of this Article VI (other than the Regulatory Allocations), the Managers shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 6.01(a).

     6.10  Compliance with Treasury Regulations.  The above provisions of this
Article VI notwithstanding, it is specifically understood that the Managers may, without the consent of any Members, make such elections, tax allocations and adjustments as the Managers deem necessary or appropriate to maintain to the greatest extent possible the validity of the tax allocations set forth in this Agreement, particularly with regard to Treasury Regulations under Code Section 704(b).

                        ARTICLE VII - DISTRIBUTIONS
     7.01 Company Cash Flow. The Company Cash Flow for each Fiscal Year, to the extent available, shall be distributed to the Members at such times as are determined by the Managers in accordance with the Members' respective Percentage Interests. Notwithstanding the above, Goldsat shall receive a preferential payment of $100,000 (CDN) from actual cash proceeds received from the production net profits from the Dalet and/or Daniel Properties; provided that prior to receiving any such preferential distribution Goldsat shall have acquired and transferred to the Company the 1% net smelter royalty on the Dalet and Daniel Properties currently held by Devmin, Inc.

     7.02 Company Refinancing Proceeds. Company Refinancing Proceeds, to the extent the Managers shall deem advisable, shall be distributed to the Members within thirty (30) days of the Capital Transaction giving rise to such proceeds, or earlier in the discretion of the Managers, in accordance with the Members' respective Percentage Interests.

     7.03 Company Sales Proceeds. Company Sales Proceeds, to the extent the Managers shall deem advisable, shall be distributed to the Members within thirty
(30) days of the Capital Transaction giving rise to such proceeds, or earlier in the discretion of the Managers, in accordance with the Members' respective Percentage Interests.

     7.04     Distributions in Liquidation.  Upon liquidation of the Company, all of the Company's Property shall be sold as provided in Section 10.02 and Profits and Losses allocated accordingly. Proceeds from the liquidation of the Company shall be distributed in accordance with the provisions of Section 10.02
7.05	Limitation Upon Distributions.  No Distribution shall be declared and paid if payment of such Distribution would cause the Company to violate any limitation on distributions provided in the Act.

          ARTICLE VIII - TRANSFER OF INTERESTS AND ADMISSION OF MEMBERS
     8.01 Restrictions on Transfer. Without the prior written consent of a Majority in Interest of the Disinterested Members (which consent may be given or withheld in their sole discretion), no Member may voluntarily or involuntarily Transfer, or create or suffer to exist any Encumbrance against, all or any part of such Member's record or beneficial interest in the Company. No Person may be admitted to the Company as a Member without the prior written consent of a Super-Majority of Members. Except for withdrawals in connection with a Transfer of a Membership Interest permitted by this Agreement, no Member may withdraw from the Company without the consent of the Majority in Interest of the Disinterested Members.

     8.02 Conditions Precedent to Transfers. Any purported Transfer or Encumbrance otherwise complying with Section 8.01 will be ineffective until the transferor and transferee of the interest furnish to the Company the instruments and assurances the Managers may request, including without limitation, if requested, an opinion of counsel satisfactory to the Company that the interest in the Company being Transferred or Encumbered has been registered or is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws. No Transfer or Encumbrance will be effective if it would result in the "termination" of the Company under
Section 708 of the Code unless all of the Managers give their prior written consent to the Transfer or Encumbrance.

     8.03 Substituted Members. No assignee or transferee of a Membership Interest shall be admitted as a substituted Member of the Company unless, in addition to compliance with the conditions set forth in Section 8.02, all of the following conditions are satisfied:
     (a) The assignee or transferee has executed and delivered all documents deemed appropriate by the Managers to reflect such Person's admission to the Company and agreement to be bound by this Agreement;
     (b) A Majority in Interest of the Disinterested Members shall have consented in writing to such substitution, the granting or denial of which shall be in the sole discretion of such Disinterested Members; and
     (c) If requested by the Managers, payment has been made to the Company of all costs and expenses of admitting such transferee or assignee as a substituted Member.

     8.04 Rights of Transferee. Unless admitted to the Company in accordance with Section 8.03, the transferee of a Membership Interest or a part thereof shall not be entitled to any of the rights, powers or privileges of its predecessor in interest, except that such transferee shall be entitled to receive and be credited or debited with its proportionate share of Profits, Losses, Gains from Capital Transactions, Company Cash Flow, Company Sales Proceeds, Company Refinancing Proceeds and Distributions in liquidation.

                        ARTICLE IX - BUY-SELL
     9.01 Buy-Sell. Each of the following events shall constitute a "Buy-Sell Event" under this Agreement:
     (a) The death, declaration of legal incompetence or dissolution and winding-up of a Member;
     (b)  A judicial determination of the insolvency of any Member;
     (c) Any filing of a petition or suit under the bankruptcy laws by or against a Member that is not dismissed within sixty (60) days;
     (d) Any purported voluntary or involuntary Transfer or Encumbrance of all or any part of a Member's Membership Interest in a manner not expressly permitted by this Agreement;
     (e) Any material breach of this Agreement by a Member which is not cured within ten (10) days after written notice of such breach is given to the Member by the Company;
     (f) Any instance in which the spouse of a Member commences against a Member, or a Member is named in, a Domestic Proceeding; or
     (g) Any withdrawal by a Member from the Company other than as may be expressly permitted by this Agreement.

     9.02 Buy-Sell Notice. Upon the occurrence of a Buy-Sell Event, the Member to whom such event has occurred (the "Withdrawing Member"), or its executor, administrator or other legal representative in the event of death or declaration of legal incompetency, shall give notice of the Buy-Sell Event (the "Buy-Sell Notice") to the other Members within ten (10) days after its occurrence. If the Withdrawing Member fails to give the Buy-Sell Notice, any other Member (other than a Withdrawing Member) may give the notice at any time thereafter and by so doing commence the buy-sell procedure provided for in this Article IX.

     9.03 Member's Purchase Option. Upon the occurrence of a Buy-Sell Event, each of the Members, except the Withdrawing Member and any other Withdrawing Member, shall have an option to purchase (the "Purchase Option") the Withdrawing Member's Membership Interest at Closing on the terms and conditions set forth in this Article IX. This right will be allocated among the Members who elect to purchase (the "Purchasing Members") in the proportion they mutually agree upon, or, in the absence of agreement, in the ratio that each of the Purchasing Member's Percentage Interest bears to the aggregate Percentage Interests of all Purchasing Members. The Purchasing Members must give notice of their election to exercise their Purchase Option to the Withdrawing Member and all other Members within thirty (30) days following delivery of the Buy-Sell Notice.

     9.04 Assignment of Purchase Option. If at the occurrence of a Buy-Sell Event, there exist only two (2) then-current Members (including the Withdrawing Member), the Member that is not withdrawing shall have the option during the thirty (30) day period set forth in Section 9.03 to assign all or part of its Purchase Option to any Person other than the Withdrawing Member (the "Purchase Option Assignee") by notifying the Withdrawing Member and the Company of such assignment in writing. After delivery of such notice, the Purchase Option Assignee shall have the option to purchase the Withdrawing Member's Membership Interest (to the extent so assigned) on the same terms and conditions as would apply to the Member from which the Purchase Option was assigned; provided, however, that the Purchase Option Assignee shall not have the rights of assignment set forth in this Section 9.04. Notwithstanding any other provision of Article VIII or this Article IX, any Purchase Option Assignee which exercises its Purchase Option, as provided herein, (i) shall only have those rights as specified in Section 8.04 above, (ii) shall not be admitted as a substitute Member without full compliance with Section 8.03 and (iii) shall be subject to the Buy-Sell restrictions imposed under this Article IX. In the event the Purchase Option Assignee does not exercise the Purchase Option, the Purchase Option Assignee shall have no further rights under this Agreement.

     9.05 Agreement on Valuation. Unless otherwise agreed in writing by the purchaser(s) and seller within sixty (60) days of the receipt of a Buy-Sell Notice, the purchase price for the Withdrawing Member's Membership Interest shall be determined by a single appraisal of the value of the Withdrawing Member's Membership Interest, as of the date the Buy-Sell Event occurred, made by an appraiser agreed upon by the purchaser(s) and seller, which appraisal shall be final. If the parties cannot agree on a single appraiser, the purchase price shall be determined by three appraisers, one selected by the purchaser(s), one selected by the seller and the third selected by the two appraisers. The value determined as of the date of the Buy-Sell Event by a majority of the appraisers will be final. The costs of appraisal shall be borne equally between the purchaser(s) as a group and the seller. The purchase price to be paid for the Withdrawing Member's Membership Interest will be reduced by the amount of any distributions made by the Company to the Withdrawing Member from the date the Buy-Sell Event occurred with respect to the Withdrawing Member to the Closing.

     9.06 Closing. The closing (the "Closing") of the purchase of any Membership Interest pursuant to this Article IX shall take place on the date agreed upon by the purchaser(s) and seller, but not later than ninety (90) days after the delivery of the Buy-Sell Notice. The purchase price for each Membership Interest being purchased will be payable in full in cash at Closing. Upon payment of the purchase price, the Member selling its Membership Interest shall execute and deliver such assignments and other instruments as may be reasonably necessary to evidence and carry out the transfer of its Membership Interest to the purchaser(s). In connection with the sale of any Membership Interest under this Article IX, unless otherwise agreed by the purchaser(s) and seller, the purchaser(s) will assume the seller's allocable portion of Company obligations to the extent related to the transferred interest as well as the seller's individual obligations to the extent related to the transferred interest, other than income tax liabilities of the seller. Notwithstanding any other provision of Article VIII or this Article IX, any transferee, assignee or purchaser of a Member's interest, as provided herein, shall only have those rights as specified in Section 8.04 above, and shall not be admitted as a substitute Member without full compliance with Section 8.03.

           ARTICLE X - DISSOLUTION AND LIQUIDATION OF THE COMPANY
     10.01 Dissolution Events. The Company will be dissolved upon the happening of any of the following events:
     (a) All or substantially all of the assets of the Company are sold, exchanged or otherwise transferred (unless the Managers notify the Members that they have elected to continue the business of the Company, in which event the Company will continue until the Managers give notice that they elect to dissolve the Company);
     (b) All Members sign a document stating their election to dissolve the Company;
     (c) The entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating the Company to be bankrupt and the expiration without appeal of the period, if any, allowed by applicable law in which to appeal;
     (d) The expiration of the term of the Company as set forth in Section 1.06; or
     (e) The entry of a decree of judicial dissolution or the issuance of a certificate for administrative dissolution under the Act.

     10.02  Liquidation.  Upon the happening of any of the events specified in
Section 10.01, the Managers, or any liquidating trustee elected by the Members, will commence as promptly as practicable to wind up the Company's affairs unless the Managers or the liquidating trustee (either, the "Liquidator") determines that an immediate liquidation of Company assets would cause undue loss to the

Company, in which event the liquidation may be deferred for a time determined by the Liquidator to be appropriate. Assets of the Company may be liquidated or distributed in kind, as the Liquidator determines to be appropriate. The Members will continue to share Company Cash Flow, Profits and Losses during the period of liquidation in the manner set forth in Articles VI and VII. The proceeds from liquidation of the Company, including repayment of any debts of Members to the Company, and any Company assets that are not sold in connection with the liquidation will be applied in the following order of priority:
     (a) To payment of the debts and satisfaction of the other obligations of the Company, including without limitation debts and obligations to Members;
     (b) To the establishment of any reserves deemed appropriate by the Liquidator for any liabilities or obligations of the Company, which reserves will be held for the purpose of paying liabilities or obligations and, at the expiration of a period the Liquidator deems appropriate, will be distributed in the manner provided in Section 10.02(c) and (d) below; and thereafter
     (c) To the payment to each Member who has made a Capital Contribution in the form of cash paid directly to the Company, the full amount of all such cash Capital Contributions; each Member to rank pari passu in accordance with the total amounts of their respective cash Capital Contributions;
     (d) To the payment to the Members of the positive balances in their respective Capital Accounts as of the date of dissolution, pro rata, in proportion to the positive balances in those Capital Accounts after giving effect to all allocations under Article VI and all distributions under Article VII for all prior periods, including the period during which the process of liquidation occurs.

     10.03 Articles of Dissolution. Upon the dissolution and commencement of the winding up of the Company, the Managers shall cause Articles of Dissolution to be executed on behalf of the Company and filed with the Secretary of State, and the Managers shall execute, acknowledge and file any and all other instruments necessary or appropriate to reflect the dissolution of the Company.

                     ARTICLE XI - MISCELLANEOUS
     11.01 Other Activities of Members and Managers. Subject to the restrictions set forth in Section 11.04, any Member and its Affiliates and the Managers and their Affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, including, but not limited to, ventures which are similar in nature to the business of the Company.

     11.02 Records. The records of the Company will be maintained at the Company's principal place of business, or at such other place selected by the Managers, provided that the Company keep at its principal place of business the records required by the Act to be maintained there. Appropriate records in reasonable detail will be maintained to reflect income tax information for the Members. Each Member, at such Member's expense, may inspect and make copies of the records maintained by the Company and may require an audit of the books of account maintained by the Company to be conducted by independent accountants for the Company.

     Following the end of each fiscal year (which will be the calendar year), the Managers shall have financial statements prepared and distributed to the Members. Such financial statements shall show the results of the operations of the Company for the previous year, and shall include a balance sheet and an income and expense statement, together with other information customarily shown on financial statements of similar entities prepared in accordance with generally accepted accounting principles. Such financial statements shall be audited by a firm of certified public accountants or chartered accountants approved by the Managers. The Managers shall also cause such certified public accountants to prepare tax returns required under applicable tax laws and to distribute said tax returns, or K-1 Statements (or similar statements required by tax laws of such jurisdictions) to the Members not later than April 1 of each year.

     11.03 Reserves. The Managers may cause the Company to create reasonable reserve accounts to be used exclusively to fund Company operating deficits and for any other valid Company purpose. The Managers shall in their sole discretion determine the amount of payments to such reserve accounts.

     11.04  Prohibition Against Certain Acts.    Nothing herein contained shall
be construed to constitute any Member as a partner of the other, and each Member shall be free to engage in, conduct, or participate in any other business or activity whatsoever, other than those which are part of the Project and those which would involve the infringement of the intellectual property rights of other Members or the misapplication of Project Results. No Member or Manager shall be entitled to utilize any opportunity, asset, or advantage developed or owned by the Company for its own individual benefit. Each Member agrees that the Project Results will be owned by the Company and that all intellectual properties developed and acquired by the Company shall be confidential information of the Company, developed by the Company at substantial cost and expense. No Member or Manager shall be entitled to utilize such Project Results or other assets or properties for its own benefit without the specific written consent of all Members. The Company retains the exclusive right to modify, prepare derivative works from, copy, merge, transcribe, translate or license the Project Results. All trademarks, copyrights, and patents associated with the application software and other components of the Project Results shall belong to the Company.

     11.05 Annual Budgets. Prior to January 1, 2000, the Managers shall develop and publish an Annual Budget for calendar year 2000. The Annual Budget shall be deemed official when approved by a Majority in Interest of the Members. Thereafter, the Managers shall be entitled to spend monies of the Company, and take other actions involving the Company's funds, which are consistent with the Annual Budget. The Managers shall develop and propose to the Members, not later than October 31st of each year, a proposed Annual Budget for the following year. In the event any proposed budget shall not be approved by a Majority in Interest prior to the beginning of the next calendar year, then the Annual Budget for the previous calendar year shall be the official Annual Budget for such subsequent calendar year.

     11.06 Notices. The Managers will notify the Members of any change in the name, principal or registered office or registered agent of the Company. Any notice or other communication required by this Agreement must be in writing. Notices and other communications will be deemed to have been given when delivered by hand or dispatched by means of electronic facsimile transmission or nationally recognized air courier, or on the third business day after being deposited in the United States mail, postage prepaid. In each case, notice hereunder shall be addressed to the Member to whom the notice is intended to be given at such Member's address set forth on Schedule I to this Agreement or, in the case of the Company, to its principal place of business. A Member may change its notice address by notice in writing to the Company and to each other Member given in accordance with this Section 11.06.

     11.07 Amendments. No provision of this Agreement or the Articles of Organization may be amended, nor will any waiver of any term of this Agreement be effective, unless in writing and signed by a Super-Majority in Interest of the Members; provided, however, that any provision of this Agreement requiring the consent, approval or action of more than a Majority in Interest of the Members (or any provision of the Articles of Organization effecting any such provision of this Agreement) may only be amended or waived by a written action signed by all Managers and by Members holding the required percentage of Membership Interests.

     11.08 Additional Documents. Each party hereto agrees to execute and acknowledge all documents and writings which the Managers may deem necessary or expedient in the creation of the Company and the achievement of its purposes, including but not limited to Articles of Organization and any amendments or cancellation thereof.

     11.09 Representations of Members. Each Member represents and warrants to the Company and every other Member that such it (i) is fully aware of, and is capable of bearing, the risks relating to an investment in the Company; (ii) understands that its interest in the Company has not been registered under the Securities Act or the securities law of any jurisdiction in reliance upon exemptions contained in those laws; and (iii) has acquired its interest in the Company for its own account, with the intention of holding the interest for investment and without any intention of participating directly or indirectly in any redistribution or resale of any portion of the interest in violation of the Securities Act or any applicable law.

     11.10 Survival of Rights. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

     11.11 Interpretation and Governing Law. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice versa. The masculine gender shall include the feminine and neuter. The Article and Section headings or titles shall not define, limit, extend or interpret the scope of this Agreement or any particular Article or Section. This Agreement shall be governed and construed in accordance with the laws of the State of South Carolina without giving effect to the conflicts of laws provisions thereof.

     11.12 Severability. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision, sentence, phrase or word to persons or circumstances, other than those as to which it is held invalid, shall not be affected thereby.

     11.13 Agreement in Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature pages and this Agreement may be executed by the affixing of the signatures of each of the Members to one of such counterpart signature pages; all of such signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

     11.14 Tax Matters Partner. For purposes of this Agreement, the Managers shall designate one Member as the Tax Matters Partner as required by the Code and Treasury Regulations.


     11.15 Creditors Not Benefited. Nothing in this Agreement is intended to benefit any creditor of the Company or of any Member. No creditor of the Company or of any Member will be entitled to require the Managers to solicit or accept any loan or additional capital contribution for the Company or to enforce any right which the Company or any Member may have against a Member, whether arising under this Agreement or otherwise.
(Signatures Begin on Following Page)

     IN WITNESS WHEREOF, the undersigned, being all of the Managers and Members of the Company, have caused this Agreement to be duly adopted by the Company and do hereby assume and agree to be bound by and to perform all of the terms and provisions set forth in this Agreement.
MEMBERS:
UNITRONIX CORPORATION
By: /s/Jack E. Shaw
Title: Chairman

GOLDSAT MINING, INC.
By: /s/Robert J. Livingston
Title: President & Chief Executive Officer

MANAGERS:

/s/Howard Morgan
c/o Rennaissance Technology
    800 3rd Avenue
    New York, NY  10022


/s/Mary L. Ready
c/o Unitronix Corporation
One Newbury St.  3rd Floor
Peabody, MA  01960-3830


/s/Jack E. Shaw
Shaw Resources
2320 East North Street Suite GG
Greenville, SC  29607


/s/A. Lewis Moran
273 Pointe Aux Anglais
St. Placide, Que J0V 2B0


/s/Robert J. Livingston
c/o Goldstat Mining Inc.
724 11th Ave. S.W. Ste. 200
Calgary, AB T2R 0E4

                                   SCHEDULE I

Names and Addresses                Initial                 Capital
    of Members                   Contribution         Membership Interest
--------------------            -------------        --------------------
Unitronix Corporation              $600.00                   60%
1 Newbury St.
Peabody Office Bldg  3rd Floor
Peabody   MA  01960



Goldsat Mining, Inc.               $400.00                   40%
724  11th Ave. S. W. Suite 200
Calgary  AB  T2R  0E4



     TOTALS                      $1,000.00                  100%









































                      AMENDMENT NO.1 TO OPERATING AGREEMENT



This Amendment No. 1 to Operating Agreement is entered into as of the 8th day of December, 1999, by and among Geotronix, LLC (the "Company") and Unitronix Corporation ("Unitronix") and GoldSat Mining, Inc. ("GoldSat")




                              R E C I T A L S:


     WHEREAS, the Company was formed as a South Carolina limited liability company on September 24, 1999; and

     WHEREAS, Unitronix and GoldSat are the members of the Company; and

     WHEREAS, Unitronix and GoldSat and the managers of the Company are parties to that certain Operating Agreement dated as of September 24, 1999 (the "Operating Agreement"); and

     WHEREAS, the Company has resolved by separate written action to amend the articles of organization of the Company to change the name of the Company to Interactive Mining Technologies, LLC; and

     WHEREAS, the Company has caused such Amended Articles of Organization of the Company reflecting the change of the Company's name to Interactive Mining Technologies, LLC to be filed with the South Carolina Secretary of State; and

     WHEREAS, the undersigned have the authority to enter into this Amendment pursuant to Section 4.05 of the Operating Agreement.

     NOW, THEREFORE, the Company and Unitronix and GoldSat agree as follows:

     1. Article 1, Section 1.02 of the Operating Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following new first sentence:

     "The name of the Company is Interactive Mining Technologies, LLC.

     2. Any reference in the Operating Agreement to Geotronix, LLC is hereby amended to replace such reference with Interactive Mining Technologies, LLC.
















     IN WITNESS HEREOF, the parties have signed and sealed this Amendment No. 1 to Operating Agreement as of the 8th day of December , 1999.



FOR THE COMPANY:


GEOTRONIX, LLC


By: /s/Jack E. Shaw
Its: Manager



CONSENTED TO:


FOR UNITRONIX CORPORATION:

UNITRONIX CORPORATION


By: /s/Jack E. Shaw
Its:  Chairman




FOR GOLDSAT MINING, INC.:


GOLDSAT MINING, INC.


By: /s/Robert Livingston
Its: President




































                                    Page 26


                                  EXHIBIT 2.2
                                  -----------

                           PURCHASE AND SALE AGREEMENT
                           ---------------------------
        THIS AGREEMENT made effective as of the 31st day of January, 2000.

BETWEEN:
                           G.E. JONES ENTERPRISES LTD.,
                        a body corporate, registered under
                       the laws of the Province of Alberta

                                                  (hereinafter the "Vendor")

                                     - and -

                             ENERSOURCE MAPPING INC.
                    a body corporate, duly incorporated under
                        the laws of the Province of Alberta

                                                 (hereinafter the "Purchaser.")


WHEREAS the Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase all of the assets of the Vendor including those set out in Schedule "A" hereto attached;

AND WHEREAS the Purchaser has completed financial and operational due diligence of the business and assets of the Vendor to the satisfaction of the Purchaser;

NOW THEREFORE in consideration of the premises, mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                            ARTICLE 1-INTERPRETATION

1.1   Definitions
      -----------
In this Agreement, unless there is something in the subject matter or context inconsistent therewith,

"Act" means the Business Corporations Act (Alberta) as in effect on the date hereof;

"Affiliate" has that meaning assigned to it in the Act;

"Agreement" means this agreement including all schedules and exhibits to this agreement and includes any and every agreement made at any time (whether past, present or future) which amends or supplements or restates any agreement which is, or is included in, this Agreement;



"Closing Date" means January 31, 2000 or such other date as the Vendor and the Purchaser may mutually determine;


"Government Charges" means all taxes (including, without limitation, income, capital gains, sales, excise, capital real property, and goods and services taxes), rates, levies, assessments, reassessments, and any other charges together with all penalties, interest, fines with respect thereto, payable to any federal, provincial, municipal, local or other government or governmental agency, authority, board, bureau or commission;

"Purchased Assets" means all of the property and assets of the Vendor including those assets set out in Schedule "A" attached hereto;

"Purchase Price" has the meaning set out in section 2.1;

1.2   Currency
      --------
Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in Canadian funds.


                               ARTICLE 2 - PURCHASE AND SALE
                                           -----------------
2.1   Purchase Price
     ---------------
Subject to the terms and conditions hereof, the Vendor hereby agrees to sell, assign, transfer, convey and set over to the Purchaser and the Purchaser hereby agrees to purchase from the Vendor, as at the Closing Date, the Purchased Assets for the aggregate sum of One Hundred Seventy Five Thousand ($175,000) Dollars (the "Purchase Price")

2.2   Form of Consideration
      ---------------------
The Purchase Price of $175,000 for the Purchased Assets shall be paid or otherwise satisfied by the Purchaser as follows:

      a) a release provided by Goldsat Mining Inc., an Affiliate of the Purchaser, to the Vendor and Glen Jones (a shareholder of the Vendor) releasing them from their obligations to repay the aggregate sum of Thirty Five Thousand ($35,000) Dollars to Goldsat Mining Inc. as evidenced by three promissory notes dated November 30, 1999, December 2, 1999 and January 7, 2000;

      b) the payment by the Purchaser of approximately $37,024.97 to the Canada Customs and Revenue Agency on behalf of the Vendor, and the payment by the Purchaser of approximately $10,158.30 to the CIBC on behalf of the Vendor;

      c) the issuance of $85,000 in common stock of Unitronix Corporation, an Affiliate of the Purchaser, to the Vendor or its nominee, such common stock to be issued at a price per security of thirty seven and one-half (37.5) cents ($U.S.); and

      d) the remaining portion of the Purchase Price payable, if any, to be held by the Purchaser for the purposes set out in section 2.7.



2.3   Acknowledgement by the Vendor
      -----------------------------
The Vendor understands and acknowledges that the common stock of Unitronix Corporation referred to in section 2.2(c) herein are not registered with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, and is subject to Rule 144 of the Securities and Exchange Commission Regulations. Unitronix will undertake to include the aforementioned common stock with its next registration statement filing with the Securities and Exchange Commission.

2.4   Allocation of Purchase Price
      ----------------------------
The Purchase Price shall be allocated among the Purchased Assets in the manner as set forth in Schedule "B" attached hereto. The Vendor and the Purchaser shall file their respective tax returns prepared in accordance with such allocation.

2.5   Conveyance
      ----------
On the Closing Date, the Vendor shall execute and deliver to the Purchaser the required general conveyance of the Purchased Assets, where appropriate, sufficient when registered to cause the Purchaser to be registered as owner thereof, free of all liens, charges, mortgages and third party claims.

2.6   Excise Tax Act
      --------------
The Purchaser and the Vendor shall elect jointly under subsection 167(1) of the Excise Tax Act (Canada), in the form prescribed for the purposes of that subsection, in respect of the sale and transfer of the Purchased Assets hereunder, and the Vendor shall file such election in its GST return for its reporting period that includes the Closing Date.

2.7   Certain Liabilities of the Vendor
      ---------------------------------
It is agreed and acknowledged by the Vendor and the Purchaser that the Purchaser will hold the Vendor harmless against the liabilities of the Vendor set out in Schedule "C" attached hereto, that the Purchaser has full authority to negotiate with each respective creditor representative of those liabilities, and that the Purchaser is entitled to apply the balance of the Purchase Price calculated in section 2.2 (d) towards the satisfaction of one or more of such liabilities.


         ARTICLE 3 - VENDOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS
                     --------------------------------------------------
3.1   Representations, Warranties and Covenants
      -----------------------------------------
The Vendor hereby covenants, represents and warrants to the Purchaser as follows:

      a) the Vendor is a corporation incorporated under the provisions of the Act and is a valid and subsisting corporation in good standing thereunder;


      b) there are no contracts, options, rights in equity or in law or otherwise, binding upon, or which at any time in the future may be capable of becoming binding upon the Vendor to sell, transfer, hypothecate or alienate the Purchased Assets, other than pursuant to the terms of this Agreement;

      c) the Vendor is not a non-resident person as that expression is used in the Income Tax Act (Canada);

      d) the Vendor is the registered and beneficial owner of each item included in the Purchased Assets with good and marketable title thereto, free and clear of any and all liens, charges, mortgages, security interests, adverse claims, pledges, encumbrances, Govern-mental Charges, trusts, demands whatsoever, except those claims representative of the liabilities owed to the Canada Customs and Revenue Agency and the CIBC;

      e) the Vendor has good right, full power and absolute authority to bargain, sell , transfer, assign and otherwise dispose of its interest in and to the Purchased Assets for the purposes and in the manner herein provided for, according to the true intent and meaning of this Agreement;

      f) no suit, action or other proceeding is pending or threatened before any court or governmental agency, except for the proceeding of the Canada Customs and Revenue Agency, which might result in impairment or loss of the Vendor's title to the Purchased Assets and the Vendor hereby indemnifies and agrees to hold harmless the Purchaser against any loss or cost arising out of any such claim;

      g) there is not any impediment, legal or otherwise, to the ability of the Vendor to sell to the Purchaser the Purchased Assets or any item included therein in accordance with the provisions of this Agreement;

      h)    any monies collected from accounts receivable(whether invoiced or not) on or prior to the Closing Date and any monies collected subsequent to the Closing Date by the Vendor from accounts receivable (whether invoiced or not) will be forwarded to the Purchaser;

      i) there are no liabilities, contingent or otherwise, of the Vendor of any kind whatsoever, and there is no basis for assertion against the Vendor of any liabilities of any kind, other than those liabilities disclosed in Schedule "C"; and

      j) this Agreement when duly and properly executed and delivered by each of the Vendor and the Purchaser will be a valid and binding agree-ment enforceable against the Vendor in accordance with its terms.

3.2   Survival
      --------
The covenants, representations, and warranties of the Vendor contained in this Agreement shall survive the completion of the purchase and sale of the Purchased Assets as contemplated by this Agreement.

The covenants, representations, and warranties of the Vendor contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made at that time.


        ARTICLE 4 - PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS
                    -----------------------------------------------------
4.1   Representations, Warranties and Covenants
      -----------------------------------------
The Purchaser hereby covenants, represents and warrants to the Vendor as follows:

      a) the Purchaser has good right, full power and absolute authority to purchase from the Vendor the Purchased Assets for the purposes and in the manner herein provided for, according to the true intent and meaning of this Agreement;

      b) the Purchaser is a corporation incorporated under the provisions of the Act and is a valid and subsisting corporation in good standing under the Act;

      c) this Agreement when duly and properly executed and delivered by each of the Vendor and the Purchaser will be a valid and binding agree-ment enforceable against the Purchaser in accordance with its terms; and

      d) there is not any impediment, legal or otherwise, to the ability of the Purchaser to purchase from the Vendor the Purchased Assets or any item included therein in accordance with the provisions of this Agreement.


4.2   Survival
      --------
The covenants, representations, and warranties of the Purchaser contained in this Agreement shall survive the completion of the purchase and sale of the Purchased Assets as contemplated by this Agreement.

The covenants, representations, and warranties of the Purchaser contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made at that time.


                              ARTICLE 5 - CONDITIONS
                                          ----------
5.1   Conditions of Closing in favour of the Purchaser
      ------------------------------------------------

The sale and purchase of the Purchased Assets is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be performed or fulfilled on or prior to the Closing Date:

      a) The Purchaser shall have received written confirmation from each of the Canada Customs and Revenue Agency and the CIBC as to the monetary payout amount necessary to discharge and release any liens, charges, mortgages, security interests, adverse claims, pledges, encumbrances, Governmental Charges, trusts, or demands whatsoever held by each of them, respectively, against the assets of the Vendor, and the Purchaser shall be satisfied as to the discharge and release of same;

      b) Interactive Mining Technologies, LLC, an Affiliate of the Purchaser, shall have acquired the proprietary rights to the domain names "miningexchange.com" and "miningexchange.net" to the satisfaction of counsel to the Purchaser;

      c) Glen Jones shall have executed an employment agreement with the Purchaser with terms and conditions including those set out in Schedule "D" attached hereto, such agreement to be in the form and content satisfactory to the Purchaser;

      d) No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Assets contemplated hereby;

      e) No material damage by fire or otherwise to the whole or any material part of the Purchased Assets shall have occurred on or prior to the Closing Date;

      f) All actions, proceedings, instruments and documents required to implement this Agreement, or instrumental thereto, and all legal matters relating to the purchase of the Purchased Assets, including title of the Vendor to the Purchased Assets, shall have been approved as to form and legality by counsel for the Purchaser, acting reasonably;

      g) All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendor on or before the Closing Date shall have been complied with or performed, and a certificate of the of the Vendor, dated the Closing Date, to that effect shall have been delivered to the Purchaser, such certificate to be in form and substance satisfactory to the Purchaser; and,

      h) The representations and warranties of the Vendor contained in this Agreement shall be true and correct as at the Closing Date with the same force and effect as if such representations and warranties were made at and as of such date, and a certificate of the President of the Vendor, dated the Closing Date, to that effect shall have been delivered to the Purchaser, such certificate to be in form and substance satisfactory to the Purchaser.


If any of the conditions contained in this section 5.1 shall not be performed or fulfilled on or prior to the Closing Date to the satisfaction of the Purchaser acting reasonably, the Purchaser may, by notice to the Vendor, terminate this Agreement and the obligations of the Purchaser and the Vendor under this Agreement, other than the obligations contained in section 6.1. Any such condition may be waived in whole or in part by the Purchaser without prejudice to any claims it may have for breach of covenant, representation or warranty.

                                ARTICLE 6 -  INDEMNIFICATION
                                             ---------------
6.1   Indemnification by Vendor
      -------------------------
The Vendor agrees to indemnify and save harmless the Purchaser, and its shareholders, directors, officers and employees, (the "Indemnified Persons") from and against all damages, liabilities, losses, costs, charges and expenses (including, without limitation, all consequential damages and solicitors and other professional fees) suffered or incurred by the Indemnified Persons as a result of or arising directly or indirectly out of or in connection with:

      a) any breach by the Vendor of or any inaccuracy of any representation or warranty of the Vendor contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto;

      b) any breach or non-performance by the Vendor of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto; or,

      c) the operations of the business of the Vendor up to the time of Closing.


                          ARTICLE 7 - GENERAL MATTERS
                                      ---------------
7.1   Risk of Loss
      ------------
From the date hereof up to the time of Closing on the Closing Date, the Purchased Assets shall be and remain at the risk of the Vendor.

7.2   Governing Law
      -------------
This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the Vendor and the Purchaser hereby submit to the jurisdiction of the courts of the Province of Alberta.

7.3   Further documents
      -----------------
The Vendor and the Purchaser shall do or cause to be done all such further acts and things and shall execute or cause to be executed all such further deeds, documents and instruments, as may be reasonably necessary for the purpose of completing the transactions contemplated by this Agreement.

7.4   Time
      ----
Time shall be of the essence in this Agreement.

7.5   Enurement
      ---------
This Agreement and rights and obligations herein contained shall enure to the benefit of and be binding upon the Vendor and the Purchaser together with their respective successors and assigns. This Agreement is solely between the Vendor and the Purchaser and is not for the benefit of any other person or third party beneficiary.

7.6   Entire Agreement
      ----------------
This Agreement represents the entire agreement between the Vendor and the Purchaser with respect to the matters herein. No amendment or variation of this Agreement shall be effective or binding upon either the Vendor or the Purchaser unless it is set forth in writing and has been duly executed by each of the Vendor and the Purchaser.

7.7   Notices
      -------
Any notice or other communication required or permitted to be given by any party hereto to any other party hereto shall be in writing and shall be:

      (a) personally served upon a party at the address noted below, by courier service or otherwise, in which case such notice or other communication shall conclusively be deemed to have been given to the addressee at the time of such service; or

      (b) transmitted by facsimile to a party to the facsimile number of such party noted below, in which case such notice or other communication shall conclusively be deemed to be given on the day it was sent.

If to the Vendor:

      302, 1000 - 8th Avenue S.W.
      Calgary, Alberta  T2P 3M7
      Fax: (403) 234-8160
      Attn: Glen Jones

If to the Purchaser:

      200, 724 - 11th Avenue S.W.
      Calgary, Alberta T2R 0E4
      Fax: (403) 266-3034
      Attn: Robert Livingston











IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the 31st day of January, 2000.


G.E. Jones Enterprises Ltd.

Per: /s/Glen E. Jones



EnerSource Mapping Inc.


Per: /s/Robert Livingston
























                              SCHEDULE "A"
DIGITAL AND HARD COPY MAPS
--------------------------
Digital Map Name                                Digital Map Name
----------------                                ----------------
Lac de Gras                                     Java
Alberta Diamonds                                Sulawesi
Fort ala Corne Diamonds                         Irian Jaya
Thelon Basin                                    Philippines
West Timmins                                    Papau New Guinea
East Timmins                                    Myanmar
Kirkland Lake                                   Albania
Barry/Souart Twps                               Mongolia
Toodoggone                                      Mazenod Lake
Hebron                                          Athabasca Basin
Voisey's Bay                                    Central Saskatchewan
Harp Lake/S. Voisey's Bay                       Flin Flon/Lynn Lake
SW Labrador                                     Zacatecas
SE Labrador                                     Lac Rocher
Western Canada Diamonds                         Eretria
Venezuala                                       Greenland
Sierra Leonne                                   Pogo-Fort Knox
Guinea                                          Yukon
Ivory Coast                                     Newfoundland
Ghana                                           New Brunswick
West Africa                                     Operating Mines of Canada
Burkina Faso                                    Namibia
Mali                                            Sierra Madre Belt
Central Asia                                    Mexico Base
Sabah/Sarawak                                   Nevada Base
Kalimantan                                      Peru Base
Sumatra                                         Arizona Base
Congo Base                                      Democratic Congo Base
Zambia

Various Digital Geological Maps of the World
Various company digital files
Various Hard copy maps and data
Contact data base (5000 names)
Historical claim data
Printed hard copy maps (7200 maps)

TRADENAMES, WEBSITES, DOMAIN NAMES AND GOODWILL
-----------------------------------------------
Enersource Drafting and Graphics
Enersource Drafting Services
the web-site and domain name "enersourcemaps.com"

COMPUTER HARDWARE & SOFTWARE
----------------------------
1)    1 HP750CM E size colour plotter, 68mb ram, postscript & Ethernet cards
2) 2 Complete Pentium 166 PC systems with 2Gb hard drives, 2mb video, 64mb, cd rom etc.
3)    2 Summagrid 36 x 48 digitizing tablets
4)    External modem and sound blaster addition
5)    2 Magitronic 20 inch monitors
6)    1 Sony Trinitron 20 inch monitor
7)    1 Hewlett Packard 17 inch monitor
8)    Additional memory simms
9)    1 8500/15 MacIntosh Power PC Computer
10)   1 HP 4C Scanner
11)   1 HP 5MP Postscript printer
12)   1 HP 5L Printer and 1 Tektronic Color Printer
13)   1 Quark Express for MacIntosh Software
14)   1 Microstation95 CADD PC Software Upgrade
15)   1 Photoshop for MacIntosh Software Upgrade
16)   1 MapInfo & Vertical Mapper GIS Software
17)   Other miscellaneous software, hardware, zip drives, etc.

DRAFTING EQUIPMENT
------------------
4 drafting tables, old lettering systems, 3 flat files

FURNITURE & FIXTURES
--------------------
1)    Executive office set including: desk, hutch, table, filing cabinet
2)    1 office chair
3)    1 desk with hutch and extensions
4)    2 desk sets with hutch
5)    1 reception desk with drawer unit
6)    2 reception filing cabinet
7)    1 drafting chair
8)    3 desk chairs
9)    5 black side chairs
10)   8 phones
11)   5 storage cupboards
12)   2 tan file cabinets
13)   1 black file cabinet
14)   2 map roll files
15)   3 map racks
16)   miscellaneous office supplies
17)   black bookcase
18)   3 coat racks
19)   1 light table
20)   1 calculator
21)   stapler

WORK IN PROGRESS
----------------
Uravan Minerals: $4000
Canadian Mining Journal: $6000
New colour Lac de Gras map in progress (estimated printing expense of $2000 in February 2000)

PREPAID RENT/DEPOSIT WITH LANDLORD
----------------------------------
$1700 deposit with landlord pursuant to Lease Agreement



                                  SCHEDULE "B"

                      ALLOCATION OF $175,000 PURCHASE PRICE
                      -------------------------------------

DIGITAL AND HARD COPY MAPS and related data, TRADENAMES, WEBSITES, and DOMAIN
NAMES: $1.00

ACCOUNTS RECEIVABLE: $27,997.27

WORK IN PROGRESS: $10,000

PREPAID RENT/DEPOSIT WITH LANDLORD: $1700.00

GOODWILL: $116,517.65

COMPUTER HARDWARE & SOFTWARE, DRAFTING EQUIPMENT, FURNITURE & FIXTURES all at depreciated book value as at January 31, 2000: $18,784.08 (see below)

             Calculation of depreciated book value as at January 31, 2000
             ------------------------------------------------------------


CATEGORY         DEPRECIATED        RATE      DEPRECIATION      DEPRECIATED
                 BOOK VALUE AS AT             AMOUNT FOR 6      BOOK VALUE AS AT
                 JULY 31, 1999                MONTHS            JANUARY 31, 2000

Computer         $16,239.29         30%       $2435.89          $13,803.40
Hardware &
Software

Furniture &      $5002.38           20%       $502.38           $4500.00
Fixtures

Drafting         $560.21            30%       $79.53            $480.68
Equipment

Totals           $21,801.88                   $3017.80          $18784.08

















                                   SCHEDULE "D"

                                  EMPLOYMENT TERMS
                                  ----------------

TERM OF EMPLOYMENT: 2 YEARS

POSITION: PRESIDENT

SALARY: $72,000 per year

BONUS:

Options to purchase 200,000 of common shares of Unitronix over a two year period at an exercise price of $0.40 ($U.S.) per share. Such options will vest based upon 4 performance milestones (to be agreed among EnerSource Mapping Inc. and Glen Jones within three months of commencement of the term of employment)

Glen Jones will be entitled to participate in the bonus plan for Interactive Mining Technologies' employees

BENEFITS: Up to a maximum of $350.00 per month will be paid to TAIGA Consulting (or successor benefits plan provider) by EnerSource Mapping Inc. on behalf of Glen Jones for health benefits. In the event that EnerSource Mapping Inc. is charged in excess of the $350.00 maximum in any month during the term of employment, EnerSource Mapping Inc. will deduct the excess amount from the salary of Glen Jones.

OTHER TERMS:

Non-disclosure/non-competition provisions

After one year of continuous employment, consideration will be given to making Glen Jones a member of the Unitronix Corporation Board of Directors



















                                         - 13 -



                            EXHIBIT 20.1
                            ------------

Press Release for after 4:30 p.m. (EST) 2/10/00

Interactive Mining Technologies, LLC Forms EnerSource Mapping, Inc. Acquires Mapping Assets of Glen E. Jones Enterprises, Ltd.

PEABODY, MA, February 10, 2000: Interactive Mining Technologies, LLC (IMT) announces the formation of a new Alberta company, EnerSource Mapping, Inc. which has purchased all of the assets of G.E.Jones Enterprises, Limited of Calgary, Alberta, known as EnerSource. The company specializes in the compilation, tracking, and production of international mineral exploration property (tenement) maps. Interactive Mining Technologies, LLC is a majority owned subsidiary of Unitronix Corporation (UTRX: BB:OTC).

Glen E. Jones has been appointed President of EnerSource Mapping, Inc.

According to John D. Harvey, VP of Exploration Technologies and Chief Geologist for IMT, "EnerSource produces the best claims ownership maps available. In hot areas including the new Platinum and Palladium discoveries, the need for current claim information is essential to exploration companies. With the resources now at our disposal, this is a natural extension of some of the work we are doing in the areas of predictive software and more useful integration of the various "layers" of geotechnical data. When coupled with detailed tenement maps, we feel that we will have a more unique and highly desirable package to offer to the explorationist."

Unitronix Corporation, Peabody, MA (UTRX:OTC:BB) owns 60% of Interactive Mining Technologies, LLC (IMT), a South Carolina limited liability company, formerly called Geotronix, LLC: Goldsat Mining, Inc, Calgary, Alberta (CDNX: GOM) owns 40%. IMT has an 83 1/3% interest in EnerSource Mapping, Inc and Goldsat Mining, Inc, the remaining 16 2/3% giving each company an equal interest in the venture. Goldsat has extensive mineral exploration experience and Unitronix has been engaged in commercial software development, support and marketing for many years. The company's primary business focus is to bring advanced technologies to the mineral exploration community.

For further information, please contact:
Mary L. Ready
Phone: (978) 535-8933
Fax:  (978) 535-9745
Email: mready@miningtechnologies.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------
The statements contained in this press release, other than historical information, include forward-looking statements and are based on current expectations and involve risks and uncertainties. Consequently, the Company's actual results could differ materially from expectations expressed herein. The various factors that could cause the Company's actual results to differ include, but are not limited to, failure of the Company's products to gain market acceptance, the management of product development and sales channels, the ability to fund operations, the impact of competitive products and pricing, the rapid pace with which technology changes, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. Actual results may differ materially from management expectations. The company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.